Exhibit 2.1

                                 AMENDMENT NO. 1
                                       TO
                          AGREEMENT AND PLAN OF MERGER

                  THIS AMENDMENT NO. 1 TO AGREEMENT AND PLAN OF MERGER (this "Amendment") is made and entered into as of this 22nd day of December, 2006, by and among US LEC Corp, a Delaware corporation ("US LEC"), PAETEC Corp., a Delaware corporation ("PAETEC"), WC Acquisition Holdings Corp., a Delaware corporation and a wholly-owned direct subsidiary of PAETEC (the "Company"), WC Acquisition Sub U Corp., a Delaware corporation and a wholly-owned direct subsidiary of the Company ("Merger Sub U"), and WC Acquisition Sub P Corp., a Delaware corporation and a wholly-owned direct subsidiary of the Company ("Merger Sub P").

                              W I T N E S S E T H:
                              - - - - - - - - - -

                  WHEREAS, the parties wish to amend the Agreement and Plan of Merger, dated as of August 11, 2006, by and among US LEC, PAETEC, Merger Sub U, Merger Sub P and the Company (the "Merger Agreement") upon the terms and conditions set forth in this Amendment;

                  NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

         1. Amendment of Section 1.6(a). Section 1.6(a) of the Merger Agreement is hereby amended by replacing the existing text with the following text:

                  "The directors of US LEC at the US LEC Effective Time shall be the initial directors of the US LEC Surviving Corporation until they have resigned or been removed from office or their successors have been duly elected or appointed or qualified; provided, however, that, within one day following the US LEC Effective Time, the Company, as the sole stockholder of the US LEC Surviving Corporation, shall take action to remove from office without cause all such directors who are not also continuing as directors of the Company."

         2. Amendment of Section 1.7(c). Section 1.7(c) of the Merger Agreement is hereby amended by replacing the reference to "PAETEC Communications Corp." set forth therein with a reference to "PAETEC Holding Corp."

         3. Amendment to Exhibits 1.7(a)-1 and 1.7(a)-2. Exhibits 1.7(a)-1 and 1.7(a)-2 to the Merger Agreement shall each be amended by replacing each reference to "PAETEC Communications Corp." set forth therein with a reference to "PAETEC Holding Corp."

         4. Amendment of Section 2.1. Section 2.1 of the Merger Agreement is hereby amended by adding a new Section 2.1(j) thereto, which shall read in its entirety as follows:

                           "(j) Cancellation of Company Shares. Each share of
                  CompanyCommon Stock held by PAETEC immediately prior to the Effective Time shall automatically be canceled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor."

         5. Amendments Regarding Conversion Agreement.

                  (a) Section 5.17 of the Merger Agreement is hereby amended by adding the following parenthetical at the end of such Section 5.17:

                  "(other than any amendment to or modification or termination of the Conversion Agreement that provides for the acceleration of the issuance and delivery of the shares of PAETEC Common Stock subject to issuance pursuant thereto, without in any manner increasing the number of shares of PAETEC Common Stock subject to issuance pursuant thereto)."

                  (b) Section 6.3(g) of the Merger Agreement is hereby amended by adding the following clause at the end of such Section 6.3(g):

                  ", unless, solely in the case of the Conversion Agreement, any such amendment or modification is made pursuant to, or any such lack of effectiveness is the result of any actions taken in accordance with, Section 5.17 hereof."

                  (c) Section 4.1(a)(ii) of the PAETEC Disclosure Schedule is hereby amended by adding the following:

                  "5. PAETEC will be permitted to issue up to 3,400,000 shares of PAETEC Common Stock pursuant to the Conversion Agreement, as the same may be amended from time to time in accordance with Section 5.17 of the Agreement."

                  (d) Section 5.11(a)(v) of the PAETEC Disclosure Schedule is hereby amended by deleting the existing numbered paragraph (1) of Section 5.11(a)(v) in its entirety and substituting therefor a new numbered paragraph
(1) of Section 5.11(a)(v), which shall read in its entirety as follows:

                  "1. The Conversion and Exchange Agreement, as the same may be amended in accordance with Section 5.17 of the Agreement, but only to the extent that obligations of PAETEC remain thereunder immediately prior to the Effective Time."

         6. Company Registration Rights Agreement.

                  (a) Section 4.1(a)(iii) of the PAETEC Disclosure Schedule is hereby amended by adding the following:

                  "3. PAETEC and PAETEC Holding will be entitled to enter into a Registration Rights Agreement in substantially the form attached hereto as Exhibit 4.1(a)(iii)(3) with the Persons set forth on the signature pages thereof."

                  (b) The PAETEC Disclosure Schedule is hereby amended by adding thereto the Exhibit 4.1(a)(iii)(3) agreed by counsel to PAETEC and US LEC to be the substantially final version of the Registration Rights Agreement referred to in Item 3 of Section 4.1(a)(iii) of the PAETEC Disclosure Schedule.

         7. PAETEC 2001 Option Plan.

                  (a) Section 4.1(a)(vi) of the PAETEC Disclosure Schedule is hereby amended by adding the following:

                  "5. PAETEC will be permitted to amend Section 19.1 of the PAETEC 2001 Plan to change the third word of clause (a) thereof from 'may' to 'shall' and to change the first reference to the word 'may' in the final sentence thereof to 'shall'."

                  (b) From and after any amendment permitted by Item 5 of
Section 4.1(a)(vi) of the PAETEC Disclosure Schedule, each reference in the Merger Agreement to the PAETEC 2001 Plan as in effect on the date of the Merger Agreement shall be deemed to be a reference to the PAETEC 2001 Plan, as amended by such amendment.

         8. Acceleration of Certain US LEC Payments. Section 4.1(a)(vi) of the US LEC Disclosure Schedule is hereby amended by adding the following:

                  "5. US LEC shall be permitted to accelerate the payment of the 2006 bonus and retention payments to Aaron Cowell and J. Lyle Patrick."

         9. Continuing Effect. This Amendment shall not constitute an amendment or modification of any provision of the Merger Agreement not expressly referred to herein. Except as expressly set forth in this Amendment, the terms, provisions and conditions of the Merger Agreement shall remain unchanged and in full force and effect.

         10. Counterparts. This Amendment may be executed in any number of counterparts which, taken together, shall constitute a single, binding instrument.

         11. Governing Law. This Amendment and any disputes arising out of or related to it shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflict of laws thereof.




                            [Signature page follows]

                  IN WITNESS WHEREOF, US LEC, PAETEC, Merger Sub U, Merger Sub P and the Company have caused this Amendment No.1 to be executed as of the date first written above by their respective officers thereunto duly authorized.



                                         US LEC CORP.


                                         By: /s/ J. Lyle Patrick
                                             ----------------------------------
                                             Name:  J. Lyle Patrick
                                             Title: Executive Vice President and
                                                    Chief Financial Officer


                                         PAETEC CORP.


                                         By: /s/ Arunas A. Chesonis
                                             ----------------------------------
                                             Name:  Arunas A. Chesonis
                                             Title: Chairman, President and
                                                    Chief Executive Officer


                                         WC ACQUISITION HOLDINGS CORP.


                                         By: /s/ Keith M. Wilson
                                             ----------------------------------
                                             Name:  Keith M. Wilson
                                             Title: Executive Vice President and
                                                    Chief Financial Officer


                                         WC ACQUISITION SUB U CORP.


                                         By: /s/ Keith M. Wilson
                                             ----------------------------------
                                             Name:  Keith M. Wilson
                                             Title: Vice President



                                         WC ACQUISITION SUB P CORP.


                                         By: /s/ Keith M. Wilson
                                             ----------------------------------
                                             Name:  Keith M. Wilson
                                             Title: Vice President